UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

DANAHER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-1995548 (I.R.S. Employer Identification No.)

2200 Pennsylvania Ave. N.W., Suite 800W Washington, D.C. (Address of principal executive offices)	20037-1701 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Mandatory Convertible Preferred Stock, Series B, without par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-224149
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
Danaher Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated May 7, 2020 (the “Prospectus Supplement”), and the accompanying prospectus, dated July 9, 2019 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”). The Prospectus Supplement relates to the Company’s offering of its 5.00% Mandatory Convertible Preferred Stock, Series B, without par value. The Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-224149), initially filed with the Commission under the Securities Act on April 5, 2018, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on July 10, 2019.
The descriptions under the headings “Description of Series B Mandatory Convertible Preferred Stock” in the Prospectus Supplement and “Description of Capital Stock” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions have been filed with The New York Stock Exchange.
Item 2. Exhibits.

Exhibit Number	Description
3.1
Restated Certificate of Incorporation of Danaher Corporation (incorporated by reference from Exhibit 3.1 to Danaher Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2012 (Commission File Number: 1-8089))

3.2
Amended and Restated By-laws of Danaher Corporation (incorporated by reference from Exhibit 3.2 to Danaher Corporation’s Current Report on Form 8-K filed December 6, 2016 (Commission File Number: 1-8089))

3.3
Certificate of Designations of the 5.00% Mandatory Convertible Preferred Stock, Series B, filed with the Secretary of State of the State of Delaware on May 11, 2020 (incorporated by reference from Exhibit 3.1 to Danaher Corporation’s Current Report on Form 8-K filed May 12, 2020 (Commission File Number: 1-8089))

4.1	Specimen Certificate of the 5.00% Mandatory Convertible Preferred Stock, Series B (contained in Exhibit 3.3 above)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
James F. O’Reilly
Vice President, Associate General Counsel and Secretary
Date: May 12, 2020